SUB-ITEM 77C







Results of annual meeting of shareholders

The Annual Meeting of Shareholders of Legg Mason BW Global
Income Opportunities Fund Inc. was held on February 24, 2017 for the purpose of considering and voting upon the election of Directors. The following table provides information concerning the matter voted upon at the Meeting:

E
l
e
c
t
i
o
n

o
f

D
i
r
e
c
t
o
r
s

C
o
m
m
o
n

S
h
a
r
e
s

C
o
m
m
o
n

S
h
a
r
e
s


a
n
d

P
r
e
f
e
r
r
e
d

S
h
a
r
e
s
,
a
n
d

P
r
e
f
e
r
r
e
d

S
h
a
r
e
s
,
P
r
e
f
e
r
r
e
d

S
h
a
r
e
s
,

P
r
e
f
e
r
r
e
d

N
o
m
i
n
e
e
s
 v
o
t
i
n
g

t
o
g
e
t
h
e
r
,

V
o
t
e
d

f
o
r

E
l
e
c
t
i
o
n
v
o
t
i
n
g

t
o
g
e
t
h
e
r
,

W
i
t
h
h
e
l
d
V
o
t
e
d

f
o
r

E
l
e
c
t
i
o
n
 S
h
a
r
e
s
,

W
i
t
h
h
e
l
d
L
e
s
l
i
e

H
..

G
e
l
b
1
4
,
9
9
9
,
8
5
1
2
9
9
,
4
1
4
'
'
W
i
l
l
i
a
m

R
..

H
u
t
c
h
i
n
s
o
n
'
'
3
0
0
'
J
a
n
e

T
r
u
s
t
1
4
,
9
7
3
,
2
6
8
3
2
5
,
9
9
7
'
'